Exhibit 10.10

Commission Contract

Date	: 2024-05-15
Party A	: Man Pong Jewelry Limited
Address	: RM 914, 9/F, Nan Fung Commercial Centre, 19 Lam Lok Street, Kowloon Bay

Party B	: Max More Trading Limited
Address	: Rm C, 15/F, First Asia Tower, 8 Fui Yiu Kok Street, Tsuen Wan East, Tsuen Wan, New Territories, Hong Kong

Based on full understanding and trust, Parties A and B have concluded the following terms through friendly negotiation:

1.	The two parties will establish a long-term cooperative relationship in the gold bar business.

2.	Party A will provide Party B with market information and propose solutions and suggestions for specific issues within a reasonable and feasible scope;

3.	Party A shall provide Party B with the supplier’s contact information and assist in facilitating the cooperation between the two parties;

4.	If Party B successfully cooperates with the supplier provided by Party A, it shall pay Party A 2.5% of the sales revenue as commission (by bank transfer or check)

5.	After both parties sign the agreement, it will be effective for one year from the date of signing (which will replace all previous contracts).

6.	Neither party shall disclose the contents and terms of this Agreement to any third party without consent of the other party.

7.	This agreement is made in duplicate, one for each party, and will take effect immediately after both parties sign it.

8.	If there is any inconsistency in the agreement, both parties will negotiate to resolve it.

Party A: Man Pong Jewelry Limited	Party B: Max More Trading Limited
/s/ Sze Sau Lan	/s/ Liu Qian
/seal/ Man Pong Jewelry Limited	/seal/ Max More Trading Limited